Exhibit 99.1
PFSweb Reports Fourth Quarter and Full Year 2021 Results

Notes strong 2021 results and continued positive momentum in the PFS business in 2022

Reiterates full-year 2022 guidance of PFS annual SFE revenue growth in the range of 5% to 10%

Strategic review process remains ongoing

ALLEN, Texas – May 9, 2022 – PFSweb (NASDAQ: PFSW) (the “Company"), a global commerce services company, today reported results for the fourth quarter and full year ended December 31, 2021. As previously communicated, the results were delayed as a result of the complex tax implications and labor-intensive closing process associated with the sale of the LiveArea global business to Merkle for approximately $250 million in gross proceeds, which was completed on August 25, 2021, and the required financial reporting and accounting segmentation of previously commingled business entities. The delay was not related to any historical issues with PFSweb’s accounting practices or fundamental business.

Mike Willoughby, PFSweb Chief Executive Officer, stated: “We are pleased to be able to report today’s results as we successfully work to become fully current with our quarterly and annual financial filings – in keeping with the timeline we have indicated. As we previously noted, 2021 was a strong year for the Company, and we have seen positive momentum in our PFS business in 2022 as we strive to maximize value for all shareholders. Looking ahead, we will continue to execute on our plans to leverage the substantial eCommerce fulfillment tailwinds in our industry and expand our current fulfillment services in 2022.”

Q4 2021 Highlights vs. Q4 2020

Results and comparisons reflect the classification of LiveArea as a discontinued operation.

•Total revenues increased 6% to $94.2 million.
•PFS Operations service fee equivalent (SFE) revenue (a non-GAAP measure defined and reconciled below) increased 3% to $63.1 million.
•PFS Operations service fee gross margin, excluding certain LiveArea-related activity, increased 310 basis points to 24.2%, compared to 21.1%.
•Net loss from continuing operations improved to $0.9 million or $(0.04) per share, compared to net loss from continuing operations of $1.6 million, or $(0.08) per share.
•Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) increased to $5.0 million, compared to $2.2 million.
•PFS Operations adjusted EBITDA from continuing operations (a non-GAAP measure defined and reconciled below) increased to $9.2 million, compared to $8.0 million.

Full Year 2021 Highlights

Results and comparisons reflect the classification of LiveArea as a discontinued operation.

•Total revenues increased 2% to $277.3 million.
•PFS Operations service fee equivalent (SFE) revenue increased 7% to $187.7 million, compared to $176.1 million.
•PFS Operations service fee gross margin, excluding certain LiveArea-related activity, was 24.4%, compared to 25.5%.
•Net loss from continuing operations was $13.6 million or $(0.64) per share, compared to net loss from continuing operations of $6.2 million, or $(0.31) per share.
•Consolidated adjusted EBITDA from continuing operations was $3.0 million, compared to $7.6 million.
•PFS Operations adjusted EBITDA from continuing operations was $22.6 million, compared to $25.4 million.

•The two-year PFS Operations SFE revenue compounded annual growth rate was approximately 15% as compared to 2019.
•Estimated 2021 PFS pro forma standalone AEBITDA percentage of service fee revenue was approximately 9%, which is the mid-point of our previously estimated target of 8% to 10%.

At the end of 2021, with the benefit from the net proceeds generated from the LiveArea sale combined with the business’s standalone operational cash balance, the Company had approximately $152 million of total cash and less than $1 million of debt. This December 2021 year-end cash balance reflects that the Company incurred approximately $15 million in cash-based transaction related costs during 2021 and used proceeds of approximately $35 million to make estimated income tax payments related to the LiveArea Transaction, of which approximately $30 million was paid during the quarter ended December 31, 2021.

Zach Thomann, PFSweb Chief Operating Officer, commented: “We closed out 2021 with strong operational performance and continued momentum from sales bookings – with 15 new bookings for the year worth $27.1 million in estimated average annual contract value. Through the first quarter of 2022, we have booked seven new engagements worth approximately $6.8 million in average annual contract value, underscoring the exciting growth within the business. We have undertaken specific productivity enhancements that allow us to remain confident in our guidance despite an inflationary wage environment. As such, we remain confident in our full year 2022 revenue and AEBITDA guidance.”

2022 Outlook

The Company is reiterating its previously stated 2022 financial outlook, which continues to target 2022 PFS annual SFE revenue growth in the range of 5% to 10%. Through a combination of expected continued organic growth from existing clients, strong bookings and a robust sales pipeline, the Company is optimistic that it can achieve SFE revenue growth at the upper end of this targeted range. The Company also continues to expect 2022 estimated PFS pro forma standalone AEBITDA percentage of service fee revenue to be within the range of 8 to 10%.

Strategic Alternatives Process and Near-Term Capital Allocation and Restructuring Priorities

PFSweb continues to work with its financial advisor, Raymond James, on a review of a full range of strategic alternatives for its PFS business. The Company has also substantially concluded its obligations to Merkle under a Transition Services Agreement. Further, PFSweb has concluded its engagement with G2 Capital Advisors and has identified and taken demonstrable actions to optimize its business structure to meet the needs of the PFS business and align with the strategic alternatives process.

PFSweb does not currently have a specific timeline for the completion of its strategic review process, and it does not intend to comment further regarding the review process unless or until a specific transaction is approved by its Board of Directors, the review process is concluded, or it has otherwise determined that further disclosure is appropriate or required by law.

Update on NASDAQ Compliance Process

As previously communicated, PFSweb received a notice from the Nasdaq Stock Market on March 18, 2022, notifying the Company that it was not in compliance with the periodic filing requirements for continued listing set forth in in Nasdaq Listing Rule 5250(c)(1) because the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 10-K") was not filed with the Securities and Exchange Commission (“SEC”) by the required due date of March 16, 2022.

Nasdaq provided the Company with 60 calendar days, until May 17, 2022, to submit a plan to regain compliance. With the Company’s filing of the 2021 10-K on May 9, 2022, the Company has regained compliance.

However, as a result of the delayed filing with the SEC of the Company’s 2021 10-K, it is expected that the filing with the SEC of the Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “1Q 2022”), due on May 10, 2022, will be delayed for the same reasons that caused the delays of the 2021 10-

K filing. The Company continues to work diligently to complete its 1Q 2022 and continues to target filing the report with the SEC by mid-June 2022, after which the Company anticipates maintaining compliance with its SEC reporting obligations and Nasdaq listing requirements.

Conference Call

PFSweb will conduct a conference call tomorrow, May 10, at 8:30 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2021.

PFSweb management will host the conference call, followed by a question and answer period.

Date: Tuesday, May 10, 2022
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Toll-free dial-in number: (800) 584-2088
International dial-in number: (212) 231-2931
Conference ID: 22018684

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfscommerce.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through May 31, 2022.

Toll-free replay number: (844) 512-2921
International replay number: (412) 317-6671
Replay ID: 22018684

Forward-Looking Information

This press release contains forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” “estimate”, and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the risk that Nasdaq may delist our common stock if we do not meet Nasdaq’s continued listing standards. the impact of the COVID-19 pandemic on our business and results of operations, and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. The Company’s 2021 10-K, and any subsequent amendments thereto and our quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the Company and the Risk Factors described therein.

The Company undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Financial Statement Presentation Matters

The LiveArea segment has been presented as a discontinued operation for all periods presented in this news release.

The consolidated financial statements in this news release have been revised to correct for an immaterial error related to deferred income taxes that were incorrectly recorded in prior periods.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss) from continuing operations, earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue.

Non-GAAP net income (loss) from continuing operations represents net income (loss) from continuing operations calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other costs.

EBITDA from continuing operations represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations further eliminates the effect of stock-based compensation, as well as restructuring and other.

Non-GAAP net income (loss) from continuing operations, EBITDA from continuing operations, adjusted EBITDA from continuing operations and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other costs, and EBITDA from continuing operations and adjusted EBITDA from continuing operations further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

The Company has presented non-GAAP financial measures for the PFS Operations business including total Direct contribution, EBITDA, adjusted EBITDA and service fee equivalent revenue which include adjustments for certain LiveArea related revenue activity and unallocated corporate costs. Such measures are reconciled below.

The Company believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFS
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The company is headquartered in Allen, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

For Media:
Longacre Square Partners
Dan Zacchei/Joe Germani/Ashley Areopagita
PFSweb@longacresquare.com

For Investors:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gatewayir.com

PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$152,332	$10,359
Restricted cash	214	214
Accounts receivable, net of allowance for doubtful accounts of $867 and $611 at December 31, 2021 and December 31, 2020, respectively	78,024	69,594
Inventories, net of reserves of $57 and $96 at December 31, 2021 and December 31, 2020, respectively	3,133	3,644
Other receivables	7,005	3,314
Prepaid expenses and other current assets	7,244	7,524
Current assets of discontinued operations	—	13,920
Total current assets	247,952	108,569
Property and equipment, net	19,315	17,517
Operating lease right-of-use assets, net	35,370	34,349
Goodwill	22,218	22,358
Other assets	1,611	386
Long-term assets of discontinued operations	—	31,717
Total assets	$326,466	$214,896
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$36,450	$34,613
Accrued expenses	31,643	26,242
Current portion of operating lease liabilities	10,104	9,399
Current portion of long-term debt and finance lease obligations	222	3,411
Deferred revenue	4,391	4,595
Current liabilities of discontinued operations	—	6,285
Total current liabilities	82,810	84,545
Long-term debt and finance lease obligations, less current portion	89	39,069
Deferred revenue, less current portion	833	1,341
Operating lease liabilities	30,393	30,012
Other liabilities	2,565	5,286
Current liabilities of discontinued operations	—	545
Total liabilities	116,690	160,798

Commitments and Contingencies

Shareholders' equity:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 35,000,000 shares authorized; 22,131,546 and 20,408,558 issued at December 31, 2021 and December 31, 2020, respectively; and 22,098,079 and 20,375,091 outstanding at December 31, 2021 and December 31, 2020, respectively	21	20
Additional paid-in capital	177,511	168,244
Retained earnings (accumulated deficit)	33,522	(113,712)
Accumulated other comprehensive loss	(1,153)	(329)
Treasury stock at cost, 33,467 shares	(125)	(125)
Total shareholders’ equity	209,776	54,098
Total liabilities and shareholders’ equity	$326,466	$214,896

PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Per Share Data)

	(Unaudited) Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues:
Service fee revenue	$62,711	$64,056	$195,516	$188,016
Product revenue, net	4,717	5,188	17,612	22,865
Pass-through revenue	26,731	19,926	64,174	61,979
Total revenues	94,159	89,170	277,302	272,860
Costs of Revenues:
Cost of service fee revenue	47,524	49,928	146,311	138,285
Cost of product revenue	4,315	4,862	16,580	21,594
Cost of pass-through revenue	26,731	19,926	64,174	61,979
Total costs of revenues	78,570	74,716	227,065	221,858
Gross profit	15,589	14,454	50,237	51,002
Selling, general and administrative expenses	16,272	15,189	61,040	54,348
Loss from operations	(683)	(735)	(10,803)	(3,346)
Interest expense, net	6	332	879	1,486
Loss on extinguishment of debt	—	—	426	—
Loss from continuing operations before income taxes	(689)	(1,067)	(12,108)	(4,832)
Income tax expense, net	254	520	1,530	1,340
Net loss from continuing operations	(943)	(1,587)	(13,638)	(6,172)

Income from discontinued operations before income taxes	—	16	196,508	1,401
Income tax expense (benefit), net	(679)	(238)	35,636	198
Net income from discontinued operations	679	254	160,872	1,203

Net income (loss)	$(264)	$(1,333)	$147,234	$(4,969)

Basic earnings (loss) per share:
Net loss from continuing operations per share	$(0.04)	$(0.08)	$(0.64)	$(0.31)
Net income from discontinued operations per share	0.03	0.01	7.51	0.06
Basic earnings (loss) per share	$(0.01)	$(0.07)	$6.87	$(0.25)
Diluted earnings (loss) per share:
Net loss from continuing operations per share	$(0.04)	$(0.08)	$(0.64)	$(0.31)
Net income from discontinued operations per share	0.03	0.01	7.51	0.06
Diluted earnings (loss) per share	$(0.01)	$(0.07)	$6.87	$(0.25)
Weighted average number of shares outstanding:
Basic	22,152	20,323	21,410	20,005
Diluted	22,152	20,323	21,410	20,005
Comprehensive income
Net income (loss)	$(264)	$(1,333)	$147,234	$(4,969)
Foreign currency translation adjustment, net of taxes	(155)	1,049	(497)	972
Reclassifications of foreign currency translation adjustment realized upon disposal of business	—	—	(327)	$—
Total comprehensive income (loss)	$(419)	$(284)	$146,410	$(3,997)

EBITDA from continuing operations	$1,182	$1,377	$(3,186)	$4,258
Adjusted EBITDA from continuing operations	$5,046	$2,246	$2,996	$7,564

PFSWEB, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss from continuing operations	$(943)	$(1,587)	$(13,638)	$(6,172)
Income tax expense, net	254	520	1,530	1,340
Loss on extinguishment of debt	—	—	426	—
Interest expense, net	6	332	879	1,486
Depreciation and amortization	1,865	2,112	7,617	7,604
EBITDA from continuing operations	1,182	1,377	(3,186)	4,258
Gross margin on LiveArea activity (1)	—	(1,321)	(3,615)	(5,138)
Stock-based compensation	981	1,432	4,784	7,049
Restructuring and other costs	2,882	758	5,012	1,395
Adjusted EBITDA from continuing operations	$5,046	$2,246	$2,996	$7,564

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss from continuing operations	$(943)	$(1,587)	$(13,638)	$(6,172)
Stock-based compensation	981	1,432	4,784	7,049
Restructuring and other costs	2,882	758	5,012	1,395
Non-GAAP net income (loss) from continuing operations	$2,921	$603	$(3,841)	$2,272

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Total revenues from continuing operations	$94,159	$89,170	$277,302	$272,860
Pass-through revenue	(26,731)	(19,926)	(64,174)	(61,979)
Cost of product revenue	(4,315)	(4,862)	(16,580)	(21,594)
Service fee revenue related to LiveArea activity (1)	—	(3,372)	(8,813)	(13,148)
Service fee equivalent revenues from continuing operations	$63,113	$61,010	$187,735	$176,139

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross margin related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP OPERATING INFORMATION
(In Thousands)

The following tables represents the financial information for PFS Operations for the three and twelve months ended December 31, 2021 and 2020 excluding certain unallocated corporate costs and certain non-continuing revenues and expenses.

	Three Months Ended December 31,		Twelve Months Ended December 31,
PFS Operations (Non-GAAP)	2021	2020	2021	2020
Revenues:
Service fee revenue	$62,711	$64,056	$195,516	$188,016
Product revenue, net	4,717	5,188	17,612	22,865
Pass-through revenue	26,731	19,926	64,174	61,979
Service fee revenue related to LiveArea activity (1)	—	(3,372)	(8,813)	(13,148)
Total revenues	94,159	85,798	268,489	259,712
Costs of Revenues:
Cost of service fee revenue	47,524	49,928	146,311	138,285
Cost of product revenue	4,315	4,862	16,580	21,594
Cost of pass-through revenue	26,731	19,926	64,174	61,979
Cost of service fee revenue related to LiveArea activity (1)	—	(2,050)	(5,198)	(8,011)
Total costs of revenues	78,570	72,666	221,867	213,847
Gross profit	15,589	13,132	46,622	45,864
Direct operating expenses (2)	8,985	7,992	33,829	30,694
Direct contribution	6,604	5,140	12,793	15,170
Depreciation and amortization (3)	1,728	1,929	7,044	6,740
Stock-based compensation (4)	341	422	1,533	2,179
Restructuring and other costs (5)	491	540	1,218	1,302
Adjusted EBITDA	$9,164	$8,031	$22,588	$25,391

Total Revenues	$94,159	$85,798	$268,489	$259,712
Pass-through revenue	(26,731)	(19,926)	(64,174)	(61,979)
Cost of product revenue	(4,315)	(4,862)	(16,580)	(21,594)
Service fee equivalent revenue	$63,113	$61,010	$187,735	$176,139

(1) In completing the discontinued operations presentation, certain LiveArea revenues, costs of revenues and gross profit related to client contracts that were not fully transferred to contracts directly operating under the LiveArea operating entities as of the August 2021 transaction date were maintained by PFSweb as part of the continuing operations presentation. As of the LiveArea transaction date, future activities of certain contracts where we have subcontracted services to LiveArea are expected to be recorded as pass-through revenue and pass-through costs, for as long as such contracts continue to be maintained directly through PFSweb.

(2) Direct operating expenses for PFS Operations exclude unallocated corporate costs included in consolidated selling, general and administrative expense of $7.3 million and $7.2 million for the three months ended December 31, 2021 and 2020, respectively and $27.2 million and $23.7 million for the twelve months ended December 31, 2021 and 2020, respectively.
(3) Depreciation and amortization for PFS Operations exclude depreciation and amortization applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of approximately $0.1 million and $0.3 million for the three months ended December 31, 2021 and 2020, respectively and approximately $0.6 million and $1.0 million for the twelve months ended December 31, 2021 and 2020, respectively.
(4) Stock based compensation for PFS Operations exclude stock-based compensation applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $0.6 million and $1.0 million for the three months ended December 31, 2021 and 2020, respectively and $3.3 million and $4.9 million for the twelve months ended December 31, 2021 and 2020, respectively.
(5) Restructuring and other costs for PFS Operations exclude restructuring and other costs applicable to unallocated corporate costs included in consolidated selling, general and administrative expense of $2.4 million and $0.2 million for the three months ended December 31, 2021 and 2020, respectively and $3.8 million and $0.1 million for the twelve months ended December 31, 2020, respectively.